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                                                                 EXHIBIT 10.6(E)

                               PLEDGE AGREEMENT


                                                         Dated: March ____, 1998


This PLEDGE AGREEMENT ("Pledge Agreement") is made by and between DLJ Mortgage Capital, Inc. ("DLJ"), on behalf of itself and holders from time to time of interests in the Promissory Note, and BNC Mortgage, Inc. ("Customer").


                             PRELIMINARY STATEMENT
                             ---------------------

Customer and DLJ have entered into a Whole Loan Financing Facility, dated the date hereof (as amended from time to time, the "Facility"), pursuant to which DLJ may make certain Advances (as defined below) to Customer. Customer has agreed to secure its Obligations (as defined below) by granting a security interest in the Collateral (as defined below) pursuant to the terms hereof. The parties hereto have agreed that certain items of Collateral are to be deposited with and retained by Custodian (as defined below), acting as bailee of and agent for DLJ and its affiliates, successors and assigns.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  DEFINITIONS.  The following terms have the meanings indicated when used
    -----------
herein:

"Advance" means an Advance as defined in the Facility.

"Agency" means any of the Government National Mortgage Association ("GNMA"), the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC").

"Agency Mortgage Loan" means a mortgage loan described in a Collateral Receipt and eligible and intended to secure or underlie Agency Securities or eligible for purchase by an Agency.

"Agency Securities" means securities or certificates issued or guaranteed by GNMA, FNMA or FHLMC.

"Business Day" means any day other than a Saturday, Sunday or a public or bank holiday in New York City.

"Collateral" shall have the meaning assigned to it in Section 2.1 hereof.

"Collateral Receipt" means a document duly executed by Customer and Custodian with respect to each delivery of Mortgage Loans and containing a schedule of all Mortgage Loans submitted therewith, in the form attached to the Custody Agreement.

"Collateral Value" means the lesser of the Market Value or the unpaid principal amount of an item of Collateral; provided, however, that (i) if the principal of and/or interest on any item of Collateral remains due and unpaid for more than forty-five (45) days, such item of Collateral shall have a Collateral Value of zero; (ii) for any item of Collateral that constitutes a Wet Mortgage Loan, if Customer fails to deliver to Custodian the documents required to be delivered under the related Custody Agreement within five (5) days of the date of the related Advance, such Wet Mortgage Loan shall have a Collateral Value of zero; and (iii) if any item of Collateral been sent to an Agency or a Nonagency Purchaser pursuant to a Bailee Letter under a Custody Agreement and has remained outside the possession of the Custodian for more than thirty (30) days, such item of Collateral shall have a Collateral Value of zero, unless otherwise agreed by DLJ in writing.

"Custodian" means each entity acting as bailee of and agent for DLJ with respect to any item of Collateral.

"Custody Agreement" means each Tri-Party Custody Agreement, as amended from time to time, among Customer, DLJ and a Custodian, with respect to any Collateral delivered in conjunction with this Pledge Agreement.

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"Default" means any event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Default Rate" means the Default Rate as defined in the Promissory Note.

"DLJSC" means Donaldson, Lufkin & Jenrette Securities Corporation

"Event of Default" means an Event of Default as defined in the Promissory Note.

"FHA/VA Commitment" means a commitment issued by the Federal Housing Administration ("FHA") or the Department of Veterans Affairs ("VA") to insure or guarantee a Mortgage Loan.

"Good Delivery" shall have the meaning ascribed to such term in the PSA Guide in connection with the standard requirements for the delivery and settlement of an Agency Security.

"Market Value" means the market bid price obtainable for an item of Collateral, as reasonably determined by DLJ.

"Mortgage Loan" means an Agency Mortgage Loan or a Nonagency Mortgage Loan.

"Nonagency Purchaser" means any bona fide purchaser acceptable to DLJ in its sole discretion.

"Nonagency Mortgage Loan" means a mortgage loan described in a Collateral Receipt intended to be purchased for cash by a Nonagency Purchaser.

"Notice of Borrowing" means a Notice of Borrowing as defined in the Facility.

"Obligations" means (a) all indebtedness, obligations and liabilities (including without limitation, guarantees and other contingent liabilities) of Customer to DLJ, its affiliates or Custodian arising under, or in connection with, the Program Documents or any other related document, whether now existing or hereafter arising, including without limitation each Advance made or to be made;
(b) any and all sums paid by DLJ or on behalf of DLJ in order to preserve the Collateral or its security interest therein and lien thereon; (c) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of Customer referred to in clause (a) after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, collecting, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by DLJ of its rights under the Program Documents, including without limitation reasonable attorneys' fees and disbursements and court costs; and (d) all indemnity obligations of Customer to DLJ or Custodian pursuant to the Program Documents.

"Pool Insurer" means General Electric Mortgage Insurance Corporation, PMI Mortgage Insurance Company, United Guaranty Insurance Company or any other pool insurer acceptable to DLJ in its sole discretion.

"Program Documents" means the Facility, this Pledge Agreement, the Promissory Note, each Custody Agreement, each Notice of Borrowing and each Collateral Receipt.

"Promissory Note" means the Promissory Note, dated the date hereof, executed by Customer, as amended from time to time.

"PSA Guide" means The Uniform Practices for the Clearance and Settlement of Mortgage-Backed Securities and Other Related Securities, published (and periodically updated as supplemented) by the Public Securities Association ("PSA").

"Purchase Commitment" means an obligation of (i) a bona fide purchaser to purchase an Agency Security, (ii) an Agency to purchase Agency Mortgage Loans or
(iii) a Nonagency Purchaser to purchase Nonagency Mortgage Loans, in each case at a specific price and on or by a specific date.

"Required Documents" means Required Documents as defined in the Custody
Agreement.

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"Second Mortgage" means the mortgage that is the second lien (as customarily referred to in the industry) on the real property securing the related mortgage note.

"Servicing Records" means all servicing records, including but not limited to any and all servicing agreements, subservicing agreements, custodial agreements, files, documents, records, data bases, customer lists, computer software, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other data and records relating to or evidencing the servicing of the Mortgage Loans described in each Collateral Receipt.

"Wet Closing Notice" shall have the meaning assigned to it in the respective Custody Agreement or, if not defined therein, shall be inapplicable for purposes of the related Advance under the Program Documents.

"Wet Mortgage Loan" shall have the meaning assigned to it in the respective Custody Agreement or, if not defined therein, shall be inapplicable for purposes of any Advance under the Program Documents.

2.   SECURITY INTEREST.
     -----------------

2.1  GRANT OF SECURITY INTEREST TO DLJ.  In consideration for the making of each
     ---------------------------------
respective Advance and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Customer does hereby convey, transfer, mortgage, hypothecate, pledge, grant and assign to DLJ and its successors and assigns, as security for the payment of the Obligations, a first priority perfected security interest in and lien on all of Customer's right, title and interest in, under and to the following properties, estates, rights and privileges, whether now existing or hereafter acquired (collectively, the "Collateral"):

(a) All Mortgage Loans described in a Collateral Receipt or a Wet Closing Notice, all payments of principal and interest thereon and all related items constituting the complete file for each such Mortgage Loan (including, without limitation, all escrow payments, mortgage notes, mortgages, title insurance policies, primary mortgage insurance policies, guarantees, applications, appraisals, surveys and all other documents evidencing or relating to the Mortgage Loan), wherever located and whether now or hereafter held in whole or in part by a Custodian, DLJ, Customer or otherwise;

(b) All FHA/VA Commitments and Purchase Commitments related to the Mortgage Loans that are described in, and all other documents required to be submitted in connection with, a Collateral Receipt, wherever located and whether now or hereafter held in whole or in part by a Custodian, DLJ, Customer or otherwise;

(c) All Agency Securities related to the Mortgage Loans that are described in a Collateral Receipt, wherever located and whether now or hereafter held in whole or in part by a Custodian, DLJ, DLJSC, Customer or otherwise;

(d) All securities or cash on deposit with, or received by, DLJ or Custodian for the account of Customer in connection with any transaction or in respect of such Mortgage Loans or Agency Securities, or representing proceeds of Collateral;

(e) All tangible and intangible personal property of whatever kind, including all payments with respect thereto and all proceeds thereof, that relates to such Mortgage Loans, Agency Securities, FHA/VA Commitments or Purchase Commitments, wherever located and whether now or hereafter held in whole or in part by a Custodian, DLJ, Customer or otherwise;

(f) All property held for the account of Customer by Custodian or any affiliate of DLJ;

(g) All rights, powers and privileges of Customer related to the servicing of the Mortgage Loans, including all Servicing Records;

(h)  All proceeds of any of the foregoing; and

(i)  Such other items as Customer and DLJ shall agree upon from time to time.

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2.2  GRANT OF SUBORDINATED SECURITY INTERESTS.  To induce DLJ and its affiliate
     ----------------------------------------
Donaldson, Lufkin & Jenrette Securities Corporation ("DLJSC") to accept assignment of Purchase Commitments for Agency Securities related to the Mortgage Loans, Customer does hereby convey, transfer, mortgage, hypothecate, pledge, grant and assign to DLJ and DLJSC as security for Customer's performance under such Purchase Commitments, a security interest in, and lien on, the Collateral that is solely subordinate to, and junior to, the liens set forth in Section 2.1 hereof.

2.3  RELEASE OF COLLATERAL.  Upon the full satisfaction of all outstanding
     ---------------------
principal, accrued interest on, and all other Obligations owing with respect to any Advance, if no Default or Event of Default has occurred and is continuing, but subject to the rights of any holder of a lien on the items of Collateral of which DLJ has notice, DLJ shall, and shall direct Custodian to, release the Collateral related to such Advance. Subject to the provisions of this Section 2.3, on the Maturity Date of each Advance, if requested by Customer, DLJ will deliver against payment any related Agency Securities being held by it as security for such Advance, and apply the net proceeds received from such sale to the repayment of such Advance.

3.   REPRESENTATIONS AND WARRANTIES.
     ------------------------------

Customer, as of the date hereof and as of the date of each Advance, hereby represents and warrants to DLJ as follows:

3.1  OWNERSHIP OF COLLATERAL; NO ENCUMBRANCE.  Customer is the sole legal and
     ---------------------------------------
equitable owner and holder of the Collateral, free and clear of all security interests, liens, pledges, participation interests or other encumbrances whatsoever, except (i) the security interests and liens granted hereunder, (ii) if payment hereunder will satisfy any existing security interest, lien or other encumbrance on the Collateral, and (iii) with respect to Mortgage Loans that are secured by Second Mortgages, the first lien on the related mortgaged property. All Agency Securities, FHA/VA Commitments and Purchase Commitments have been or will be duly authorized and validly issued, and all Mortgage Loans that are part of the Collateral are duly and validly originated by or conveyed to Customer. All of the items of Collateral (a) comply with all of the requirements of this Pledge Agreement and (b) have been duly and validly pledged or assigned to DLJ in such a manner that DLJ's first priority security interest therein is fully perfected.

3.2  AUTHORITY TO PLEDGE COLLATERAL.  Customer has, and will continue to have,
     ------------------------------
the full right, power and authority to grant to DLJ a first priority perfected security interest in the Collateral.

3.3  CONFORMITY; ELIGIBILITY.
     -----------------------

(a) All Agency Mortgage Loans, Required Documents applicable thereto and related Purchase Commitments conform to the requirements for submission to the relevant Agency, and Customer has furnished to Custodian all mortgage documents required to be submitted to the relevant Agency or Custodian in connection with the issuance of the Agency Securities or the cash purchase of the Agency Mortgage Loans by the relevant Agency.

(b) All Nonagency Mortgage Loans, Required Documents applicable thereto and Purchase Commitments conform to the underwriting requirements of the relevant Nonagency Purchaser and, unless otherwise agreed by DLJ, any relevant Pool Insurer.

3.4  MORTGAGE LOANS.  (a) Each Agency Mortgage Loan and, to the extent a
     --------------
Purchase Commitment is in effect with respect thereto, each Nonagency Mortgage Loan meets all of the following requirements as of the date delivered to Custodian, and except for (viii) below, continuously while it is part of the
Collateral:

     (i) It is eligible, and in the form required, for securitization or purchase under the relevant Agency program or by the relevant Nonagency Purchaser. It is a bona fide Mortgage Loan of the type that it purports to be, made to one or more borrowers each having substantially the credit standing he or she is represented to have;

     (ii)  It has been fully advanced in the face amount thereof;

     (iii) It is and will be secured by a valid and enforceable "first lien" (as customarily referred to in the industry), except

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     that with respect to Mortgage Loans that are secured by Second Mortgages, it is and will be secured by a valid and enforceable "second lien", in each case upon an existing site-built residential real property of the type represented to secure the loan, having substantially the value represented in the appraisal;

     (iv) The documents related thereto have been duly executed and delivered by the parties thereto;

     (v) It has been made in compliance with all applicable laws, regulations, rules, directives and orders of all governmental authorities, including all requirements of the Real Estate Settlement Procedures Act and the Federal Truth-In-Lending Act;

     (vi) The promissory note, mortgage or deed of trust and all other documents related to the Mortgage Loan are and will be valid and enforceable in accordance with their terms, without defense, offset or right of rescission, and they have not been and will not be modified or amended nor any requirements thereof waived;

     (vii) Any private mortgage insurance with respect to such loan is by a company of recognized standing acceptable to the relevant Agency or the relevant Nonagency Purchaser at the time that such loan was originated and at the time that the respective Advance is made;

     (viii) No default, nor any event that, with notice or lapse of time or both, would become a default, has occurred and is continuing under any such Mortgage Loan. With respect to Mortgage Loans that are secured by Second Mortgages, no default, nor any event that, with notice or lapse of time or both, would become a default, has occurred and is continuing under the first lien;

     (ix) With respect to each Mortgage Loan that is secured by a Second Mortgage, it was originated and has been serviced in compliance with all applicable federal, state and local laws regarding Mortgage Loans secured by second liens;

     (x) With respect to each Mortgage Loan that is secured by a Second Mortgage, the Customer has the right to cure any default with respect to the mortgage loan that constitutes the first lien;

     (xi) Each Wet Mortgage Loan conforms in all respects to the description thereof set forth on the related Wet Closing Notice, and Customer will perform, and has no reason to believe that it will be unable to perform, its obligation to deliver to Custodian within the time period agreed to in the Custody Agreement the documents required to be delivered with respect thereto.

(b) Each Nonagency Mortgage Loan, to the extent no Purchase Commitment is in effect with respect thereto, meets all of the representations set forth on Appendix A hereto as of the date delivered to Custodian and continuously while it is a part of the Collateral.

3.5  COMPLIANCE WITH FHA/VA REQUIREMENTS.  Each Mortgage Loan that is designated
     -----------------------------------
by Customer as being insured by the FHA or partially guaranteed by the VA has complied and will comply with all laws, rules and regulations with respect to such insurance or guaranty, and such insurance or guaranty is, or will be, in full force and effect.

3.6  INSURANCE POLICIES IN EFFECT.  Each fire and casualty insurance policy
     ----------------------------
covering each of the premises securing a Mortgage Loan that is a part of the
Collateral:

(a) Affords and will afford sufficient insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards if the same is required by (i) the FHA, the VA or the relevant Agency or
(ii) the relevant Nonagency Purchaser;

(b) Is a standard policy of insurance for the locale where the premises are located; is in full force and effect; and the amount of the insurance is in the amount of the full insurable value of the premises on a replacement cost basis or the unpaid principal balance of the Mortgage Loan, whichever is less;

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

(c)  Names and will name the present owner of the premises as the insured; and

(d) Contains a standard mortgagee loss payable clause in favor of the servicer of the loan.

3.7  PURCHASE COMMITMENTS.  All Purchase Commitments that are part of the
     --------------------
Collateral are valid and enforceable obligations and have been approved by all necessary authorities.

4.   COVENANTS OF CUSTOMER.
     ---------------------

4.1. DEFENSE OF TITLE.  Customer warrants and will defend the right, title and
     ----------------
interest of DLJ in and to all Collateral against all adverse claims and demands.

4.2. NO AMENDMENT OR COMPROMISE.  Without DLJ's prior consent, Customer and
     --------------------------
those acting on behalf of Customer shall not amend or modify, or waive any term or condition of, or settle or compromise any claim in respect of, any item of Collateral or any related rights.

4.3. NO ASSIGNMENT.  Customer shall not sell, assign, transfer or otherwise
     -------------
dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to this Pledge Agreement), any of the Collateral or any interest therein, provided that this section shall not prevent any transfer of Collateral in accordance with this Pledge Agreement and/or the Custody Agreement.

4.4. SERVICING OF MORTGAGES.
     ----------------------

(a) Customer shall service, or cause to be serviced, all Mortgage Loans that are part of the Collateral in accordance with the standard industry practices, employing at least the same procedures and exercising the same care that it customarily employs in servicing Mortgage Loans for its own account, and in accordance with all applicable requirements of the relevant Agency, Nonagency Purchaser or Pool Insurer that covers any of such Mortgage Loans. Customer shall notify or cause to be notified all servicers of DLJ's interest hereunder. Customer shall notify DLJ of the name and address of all servicers. DLJ shall have the right to approve each servicer and the form of all servicing agreements, and hereby confirms its approval of existing servicing arrangements with Temple Inland Mortgage Corporation and (Option One Mortgage Services). Customer shall hold or cause to be held all escrow funds collected with respect to such Mortgage Loans in trust accounts and shall apply the same for the purposes for which such funds were collected.

(b) Upon DLJ's request, Customer shall provide to DLJ a letter addressed to each servicer of Mortgage Loans (the "Servicer Letters"), in form and substance reasonably satisfactory to DLJ, advising such servicer of DLJ's security interest in the Collateral and such other matters as DLJ may reasonably request.

(c) If Customer should discover that, for any reason whatsoever, it or any entity responsible to it by contract for managing or servicing any such Mortgage Loan has failed to perform fully Customer's obligations under the Program Documents or any of the obligations of such entities with respect to the Collateral, Customer shall promptly so notify DLJ.

4.5  PRESERVATION OF COLLATERAL.  Customer shall do all things necessary to
     --------------------------
preserve the Collateral so that it remains effective security hereunder. Without limiting the foregoing, Customer will, in its dealings with the Collateral, comply with all rules, regulations and other laws of any governmental authority and cause the Collateral to comply with all applicable rules, regulations and other laws. Customer will not allow any default for which it is responsible to occur under any Collateral, and Customer shall fully perform or cause to be performed when due all of its obligations under any Collateral.

4.6. MAINTENANCE OF PAPERS, RECORDS AND FILES.
     ----------------------------------------

(a) Customer shall acquire and it or its servicer shall build, maintain and have available a complete file in accordance with industry custom and practice for each Mortgage Loan that is part of the Collateral. Customer or such servicer will maintain all such papers, records and files not in the possession of Custodian in good and complete condition in accordance with

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

industry practices and preserve them against loss.

(b) Customer shall collect and maintain or cause to be collected and maintained all papers, records and files relating to the Collateral in accordance with industry custom and practice, including those maintained pursuant to subparagraph (a) above, and all such materials shall be in Custodian's or Customer's possession unless DLJ otherwise approves. Customer will not allow any such papers, records or files that are an original or an only copy to leave its or Custodian's possession, except for individual items removed in connection with servicing a specific Mortgage Loan, in which event Customer will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file.

(c) For so long as DLJ has a security interest in or lien on any Collateral, Customer will hold or cause to be held any paper, record or file related to the Collateral in trust for DLJ. Customer shall notify every other party holding any such paper, record or file of the security interests and liens granted hereby.

(d) Upon reasonable advance notice from Custodian or DLJ, and during regular business hours, Customer shall make any and all such papers, records or files available to Custodian or DLJ to examine any such papers, records and files, either by its own officers or employees, or by agents or contractors, or both, and make copies of all or any portion thereof.

4.7.   PRESERVATION AND PERFECTION OF SECURITY INTEREST.  Customer shall execute
       ------------------------------------------------
and deliver such further instruments and shall do and perform all matters and things necessary or expedient to be done or observed for the purpose of effectively treating, perfecting, maintaining and preserving the security interests, liens and other benefits intended to be afforded by this Pledge Agreement. This shall include, upon request of DLJ, the delivery of documents to Custodian, or additional filings and recordations with governmental authorities.

4.8.   STAMP.  Customer shall, upon request of DLJ, stamp on its records
       -----
concerning the Collateral or a portion thereof a notation, in form and substance satisfactory to DLJ, of the security interest and lien of DLJ hereunder.

4.9.   ADDITIONAL RIGHTS OF DLJ.  Upon the occurrence of an Event of Default,
       ------------------------
DLJ, at its option, shall have the right to do, or to request Custodian to do, any or all of the following, and upon a request therefor by DLJ, Customer agrees to cooperate with DLJ and Custodian, as the case may be, to accomplish such request:

(a) DLJ or, at its direction, DLJ's designee may take possession of all original papers, records and files relating to the Collateral. In Custodian's discretion, Custodian shall move such records and files to a location acceptable to and under the control of Custodian.

(b) Customer will instruct all persons servicing the Mortgage Loans that are part of the Collateral to take instructions from and make all reports to Custodian for the account of Customer. If DLJ so desires, Customer will change the servicer for any such Mortgage Loans to a company acceptable to DLJ.

(c) Customer shall cause all sums received with respect to the Collateral to be deposited with Custodian.

4.10.  DLJ APPOINTED ATTORNEY-IN-FACT.  Upon the occurrence of an Event of
       ------------------------------
Default, DLJ is hereby appointed the attorney-in-fact of Customer for the purpose of carrying out the provisions hereof and taking any action and executing any instruments that DLJ may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, DLJ shall have the right and power to receive, endorse and collect all checks made payable to the order of Customer representing any payment on account of the Collateral and to give full discharge for the same.

5.   DEFAULT - RIGHTS AND REMEDIES.
     -----------------------------

5.1.   EVENTS OF DEFAULT; REMEDIES.
       ---------------------------

(a) Should any Event of Default occur, DLJ, at its option, in addition to its rights and remedies under the Promissory Note, shall have any or all of the following rights and remedies, which may be exercised by DLJ or by Custodian in accordance with the instructions of DLJ:

     (i) DLJ may cause the disposition of all or any portion of the Collateral to be conducted immediately upon the occurrence of an Event of Default, or upon the expiration of any period of delay or notice required by law. Should DLJ decide to conduct more than one such sale or disposition, DLJ may at its option cause the same to be conducted simultaneously or successively on the same day or upon such different days or at such different times and in such order as DLJ may deem to be in the best interests of the holders of interests in the Promissory Note. Customer waives, to the fullest extent permitted by law, any prejudice resulting to it from any such decision.

     (ii) DLJ shall have the right to sell the Collateral in one or more lots, at one or more times, at such place or places, at public or private sales and with or without notice of any kind, as DLJ may elect, at such prices and on such terms, as to cash or credit, as DLJ may deem proper. However, notwithstanding any provision of this Pledge Agreement to the contrary, two
     (2) Business Days' notice of all sales of all or any portion of the Collateral shall be given to Customer. DLJ shall have the right to become a purchaser at any such sale that is open to the public and to apply all unpaid Obligations toward the purchase price of all or any portion of the Collateral sold to DLJ. If notice is given of public sale, it is agreed that notice shall be satisfactorily given if such notice is published at least once in The Wall Street Journal not less than two (2) Business Days
                   -----------------------
     prior to such sale. The foregoing notice provisions shall not preclude DLJ's rights to foreclose upon the Collateral in any other manner permitted under the Uniform Commercial Code as in effect in the applicable jurisdiction. However, a sale of the Collateral in accordance with such notice requirements shall be deemed a disposal of the Collateral in a commercially reasonable manner. DLJ shall have the right to sell the Collateral, or to foreclose, sue upon or otherwise seek to enforce with respect thereto in its own name or in the name of either Custodian or Customer. Subject to the foregoing provisions of this paragraph, if an Event of Default shall have occurred and be continuing, DLJ shall have the right to renew, extend the time of payment of or otherwise modify, amend, supplement, settle or compromise in any manner any obligations for the payment of money included in the Collateral, any security therefor and any other agreements, instruments, claims or choses in action of any kind, that may be included in the Collateral. In view of the nature of the Collateral, the parties agree that liquidation of the Collateral does not require a public sale and that one or more good faith private sales, including such private sales at which DLJ shall have the right to become a purchaser, is a commercially reasonable disposition of the Collateral.

     (iii) DLJ, or upon its direction Custodian, may take possession of all or any portion of the Collateral that is not already in its or Custodian's possession, and Customer agrees to assemble and make available the Collateral to DLJ at a convenient location. DLJ, acting through Custodian if it so desires, may manage and protect the Collateral, do any acts that DLJ deems proper to protect the Collateral as security hereunder, and sue upon any contract or claim relating to the Collateral and receive any payments due thereon or any damages thereunder, and apply all sums received to the payment of the Obligations in accordance with the same order of priorities as set forth in Section 5.3 hereof. Any such actions of DLJ or Custodian shall not, absent written ratification by DLJ, be deemed to impose upon DLJ or Custodian any of Customer's obligations under any contracts.

     (iv) DLJ may direct the servicers to take such action with respect to the Collateral as DLJ determines is appropriate.

(b) DLJ shall, without regard to the adequacy of the security for the Obligations, be entitled to the appointment of a receiver by any court having jurisdiction, without notice, to take possession of and protect, collect, manage, liquidate, and sell the Collateral or any portion thereof, collect the payments due with respect to the Collateral or any portion thereof, and do anything that DLJ or Custodian are authorized hereunder to do. Customer shall pay all costs and expenses incurred by DLJ in connection with the appointment and activities of such receiver.

(c) DLJ may enforce its rights and remedies hereunder without prior judicial process or hearing, and Customer hereby expressly waives, to the extent permitted by law, any right Customer might otherwise have to require DLJ to enforce its rights by judicial process. Customer also waives, to the extent permitted by law, any defense Customer might otherwise have to the Obligations arising from use of nonjudicial process, enforcement and sale of all or any portion of the Collateral or from any other election of remedies. Customer recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm's length.

(d) Notwithstanding the foregoing, upon the occurrence of any Event of Default described in paragraphs 6(e) and 6(f) of the Promissory Note, DLJ shall have the right to exercise any of its rights and/or remedies without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Customer.

5.2.   DELAY NOT WAIVER; REMEDIES ARE CUMULATIVE.
       -----------------------------------------

(a) No failure on the part of DLJ or Custodian to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by DLJ or Custodian of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

(b) All remedies of DLJ or Custodian provided for herein are cumulative and in addition to any and all other rights and remedies provided by law, the Program Documents and the other instruments and agreements contemplated hereby and thereby. DLJ may exercise at any time after the occurrence of an Event of Default one or more remedies, as it so desires, and may thereafter at any time and from time to time exercise any other remedy or remedies.

5.3.   APPLICATION OF PROCEEDS.  The proceeds of any sale or disposition of each
       -----------------------
item of the Collateral pursuant to this Article shall be applied as follows:

(a) First, to the payment of the costs and expenses of such sale or disposition, or any other enforcement action pursuant hereto, including reasonable attorney's fees (including the allocated expenses of internal counsel to DLJ and Custodian), and all other expenses incurred in connection therewith, with a reasonable reserve for any liabilities incurred in connection therewith and full repayment with interest of all advances made or incurred in connection therewith;

(b)  Second, to the payment in full, in such order as DLJ shall determine, of
(i) the accrued interest on the Advance secured by the item of Collateral sold or otherwise disposed of, (ii) the outstanding principal on the Advance secured by the item of Collateral sold or otherwise disposed of and (iii) all other Obligations due and owing to the holder of such Advance secured by the item of Collateral sold or otherwise disposed of, whether such holder is DLJ or an assignee of DLJ;

(c) Third, to the payment in full, in such order as DLJ shall determine, of (i) the accrued interest on the Promissory Note, (ii) the outstanding principal on the Promissory Note and (iii) all other Obligations; and

(d) Finally, to the payment to the person or persons entitled thereto, or as a court of competent jurisdiction directs.

If the proceeds of any such sale are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of the Promissory Note, including without limitation all Advances thereunder, and all other Obligations, Customer shall remain liable for any deficiency.

5.4.   REIMBURSEMENT.  All sums expended by DLJ or Custodian in connection with
       -------------
the exercise of any right or remedy provided for herein shall be and remain the obligation of Customer. At the option of DLJ, all such sums may be paid from the Collateral, or may be advanced by DLJ or Custodian, in which event they shall be deemed to have been advanced to Customer and shall be reimbursed by Customer to the party advancing such amount, with interest at the Default Rate until reimbursement is made. During the continuance of an Event of Default, Customer waives, and shall not have, any right to restrict or control the expenditures by DLJ or Custodian from any cash which constitutes Collateral.

Customer agrees to pay, with interest at the Default Rate, the reasonable out-of-pocket expenses (including estimated allocated costs for internal counsel) and reasonable attorneys' fees incurred by DLJ or Custodian in connection with the administration and enforcement of the Program Documents, the taking of any action, including legal action, required or permitted to be taken by DLJ or Custodian pursuant thereto, or in connection with any refinancing or restructuring in the nature of a "workout".

5.5.   INDEMNITY.
       ---------

(a) The powers conferred on DLJ or Custodian hereunder are solely for their protection and do not impose any duty on them to exercise any such powers. Following an Event of Default, DLJ and Custodian shall have no duty of care to Customer as to any Collateral or with respect to the taking of any necessary steps to preserve rights against other parties, or any other obligation pertaining to the Collateral. Customer, its successors and assigns, waive all rights whatsoever against DLJ or Custodian for any loss, expense, liability or damage suffered by Customer as a result of actions taken pursuant to this Pledge Agreement, including those arising under any "mortgagee in possession" or similar doctrine. Customer agrees to indemnify and hold harmless DLJ and Custodian, and any contractors hired by them, and their respective officers, agents, attorneys and employees, from each and every cost, expense, loss or other liability resulting from, or arising out of the Program Documents and all other documents related thereto, and all actions taken pursuant thereto (including without limitation any action taken by DLJ or Custodian pursuant to Section 5 hereof), other than those caused by the gross negligence or willful misconduct of DLJ or Custodian.

(b) Without limiting the application of Section 5.5(a), Customer agrees to pay, or reimburse DLJ and Custodian for all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or liens upon or in respect of the Collateral and all other fees, costs and other expenses in connection with protecting, maintaining or preserving the Collateral and DLJ's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c) The indemnity obligations of Customer contained in this section shall continue in full force and effect notwithstanding the full payment of the Promissory Note and all of the other Obligations and notwithstanding the discharge thereof.

5.6.   WAIVER OF REDEMPTION AND DEFICIENCY RIGHTS.  Customer hereby expressly
       ------------------------------------------
waives, to the fullest extent permitted by law, every statute of limitation, any right of redemption, any moratorium or redemption period, any limitation on a deficiency judgment, any reduction in the proceeds of any Collateral as a result of restrictions upon DLJ or Custodian contained in the Program Documents or any other instrument delivered in connection therewith, and any right that it may have to direct the order in which any of the Collateral shall be disposed of in the event of any disposition pursuant hereto.

6.  MISCELLANEOUS.
    -------------

6.1.   NOTICES.  All written communications hereunder shall be mailed,
       -------
telecopied or delivered at the respective address set forth in the Custody Agreement or at such other address as shall be designated by a party in a written notice to the other parties pursuant to the Custody Agreement. All such notices and communications shall be effective when received by the party to which such notice is to be given.

6.2.   ENTIRE AGREEMENT.  This Pledge Agreement supersedes and integrates all
       ----------------
negotiations, contracts, agreements and understandings between the parties relating thereto, and it, together with the other Program Documents and the other documents delivered pursuant hereto or thereto, contains the entire final agreement of the parties. No prior negotiation, agreement, understanding or prior contract shall have any validity hereafter.

6.3.   AMENDMENTS, ETC.  No amendment or waiver of any provision of this Pledge
       ---------------
Agreement nor any consent to any failure to comply herewith shall in any event be effective unless the same shall be in writing and signed by all the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.4.   SEVERABILITY.  If any provision of this Pledge Agreement is declared
       ------------
invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision, and this Pledge Agreement shall be enforced to the fullest extent permitted by law.

6.5.   BINDING EFFECT; GOVERNING LAW.  This Pledge Agreement shall be binding
       -----------------------------
and inure to the benefit of the parties hereto and their respective successors and assigns. Customer may not assign this Pledge Agreement or any of Customer's rights or obligations hereunder. DLJ may assign, in whole or in part, its rights hereunder, including without limitation its security interest in and lien on those items of Collateral securing a particular Advance, whether in conjunction with an assignment of DLJ's interest, in whole or in part, in the Promissory Note, a particular Advance thereunder or otherwise. Nothing contained herein shall preclude DLJ from continuing to exercise all of its rights hereunder for the benefit of any such assignee of DLJ, and Customer shall continue to take directions solely from DLJ unless otherwise notified by DLJ in writing. This Pledge Agreement shall be construed in accordance with, and governed by, the law of the State of New York, without giving effect to the conflict of laws principles thereof.

IN WITNESS WHEREOF, this Pledge Agreement has been executed by the parties hereto as of the date first above written.

BNC Mortgage, Inc., as Customer
-------------------------------

By:__________________________________

Name:________________________________

Title:_______________________________


DLJ Mortgage Capital, Inc.

By:__________________________________

Name:________________________________

Title:_______________________________

                                  APPENDIX A

  REPRESENTATIONS AND WARRANTIES REGARDING NONAGENCY MORTGAGE LOANS WITHOUT A
                              PURCHASE COMMITMENT

(A)  MORTGAGE LOANS AS DESCRIBED.  The information set forth in the Collateral
     ---------------------------
Receipt, the related mortgage loan schedule (the "Mortgage Loan Schedule") and the Wet Closing Notice, if any, is complete, true and correct.

(B)  PAYMENTS CURRENT; NO DEFAULT.  All payments required to be made under the
     ----------------------------
terms of the mortgage note have been made and credited. No payment required under the Mortgage Loan has been delinquent at any time since the date the Mortgage Loan was originated. There is no default, breach, violation or event of acceleration existing under the mortgage or the mortgage note and no event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Customer nor its predecessors have waived any default, breach, violation or event of acceleration.

(C)  NO OUTSTANDING CHARGES.  There are no defaults in complying with the terms
     ----------------------
of the mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents that previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item that remains unpaid and that has been assessed but is not yet due and payable. Customer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the mortgage note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day that precedes by one month the due date of the first installment of principal and interest.

(D)  ORIGINAL TERMS UNMODIFIED.  The terms of the mortgage note and mortgage
     -------------------------
have not been impaired, waived, altered or modified in any respect, except by a written instrument that has been recorded, if necessary to protect the interest of DLJ and that has been delivered to DLJ or its designee (including the Custodian). The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy (as defined below) and the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy (as defined below) and the title insurer, to the extent required by the policy, and which assumption agreement is included in the mortgage file delivered to DLJ or its designee (including the Custodian) and the terms of which are reflected in the Mortgage Loan Schedule.

(E)  NO DEFENSES.  The Mortgage Loan is not subject to any right of rescission,
     -----------
set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right thereunder, render either the mortgage note or the mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(F)  INSURANCE POLICIES IN EFFECT.  The fire and casualty insurance policy
     ----------------------------
covering the mortgaged property (1) affords and will afford sufficient insurance against fire and such other risks as are usually insured against in the broad form of extended coverage insurance from time to time available, as well as insurance against flood hazards if the mortgaged property is in an area identified by the Federal Emergency Management Agency as having special flood hazards; (2) is a standard policy of insurance for the locale where the mortgaged property is located, is in full force and effect, and the amount of insurance is in the amount of the full insurable value of the mortgaged property on a replacement cost basis or the unpaid balance of the Mortgage Loans, whichever is less; (3) names (and will name) the present owner of the mortgaged property as the insured; and (4) contains a standard mortgagee loss payable clause in favor of Customer.

(G)  COMPLIANCE WITH APPLICABLE LAWS.  Any and all requirements of any federal,
     -------------------------------
state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedure, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and Customer shall maintain in its possession, available for DLJ's inspection, and shall deliver to DLJ upon demand, evidence of compliance with all such requirements.

(H)  NO SATISFACTION OF MORTGAGE.  The mortgage has not been satisfied,
     ---------------------------
canceled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission.

(I)  USE OF MORTGAGED PROPERTY.  No portion of the mortgaged property is used
     -------------------------
for commercial purposes.

(J)  VALID FIRST LIEN.  The mortgage is a valid, existing and enforceable first
     ----------------
lien (except with respect to Second Mortgages) on the mortgaged property, including all buildings on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such building, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the mortgage is subject only to:

     (1) the lien of the current real property taxes and assessments not yet due and payable.

     (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (A) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (B) that do not materially adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

     (3) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property.

     Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and Customer has full right to pledge and assign the same to DLJ or its designee (including Custodian).

(K)  VALIDITY OF MORTGAGE DOCUMENTS.  The mortgage note and the mortgage are
     ------------------------------
genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the mortgage note and the mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the mortgage note and the mortgage, and the mortgage note and the mortgage have been duly and properly executed by such parties.

(L)  FULL DISBURSEMENT OF PROCEEDS.  The proceeds of the Mortgage Loan have been
     -----------------------------
fully disbursed and there is no requirement of future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the mortgage were paid, and the mortgagor is not entitled to any refund of any amounts paid or due under the mortgage note or mortgage.

(M)  DOING BUSINESS.  All parties that have had any interest in the Mortgage
     --------------
Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the mortgaged property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state.

(N)  LTV; PMI POLICY. The original LTV of the Mortgage Loan either was not more
     ---------------
than 85% or the excess over 85% is and will be insured as to payment defaults by a policy of primary mortgage guaranty insurance issued by a generally accepted insurance carrier (a "PMI Policy") until the LTV of such Mortgage Loan is reduced to 85%. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage Loan subject to a PMI Policy obligates the mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The mortgage interest rate for the Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium.

(O)  TITLE INSURANCE.  The Mortgage Loan is covered by either (1) an attorney's
     ---------------
opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the mortgaged property is located or (2) an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance, issued by a title insurer and qualified to do business in the jurisdiction where the mortgaged property is located, insuring Customer, its successors and assigns, as to the first priority lien of the mortgage in the amount of 100% of the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) above and, with respect to adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the mortgage providing for adjustment to the mortgage interest rate and monthly payment. Customer is the sole insured of such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Pledge Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the mortgage, including Customer, has done, by act or omission, anything that would impair the coverage of such lender's title insurance policy.

(P)  NO MECHANICS' LIENS.  There are no mechanics' or similar liens or claims
     -------------------
that have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the mortgaged property that are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage, unless title insurance coverage exists with respect to such liens or claims in an amount at least equal to such liens or claims.

(Q)  LOCATION OF IMPROVEMENTS; NO ENCROACHMENTS.  All improvements that were
     ------------------------------------------
considered in determining the appraised value of the mortgaged property lay wholly within the boundaries and building restriction lines of the mortgaged property and no improvements on adjoining properties encroach upon the mortgaged property. No improvement located on or being part of the mortgaged property is in violation of any applicable zoning law or regulation.

(R)  ORIGINATION; PAYMENT TERMS.  The Mortgage Loan was originated by Customer
     --------------------------
or a savings and loan association, a savings bank, a commercial bank or similar banking institution that is supervised and examined by a Federal or State authority. The originator of the Mortgage Loan is a HUD-approved mortgagee. The documents, instruments and agreements submitted for loan underwriting were not falsified by Customer or, to Customer's knowledge by any other person and contain, to Customer's knowledge, no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. With respect to adjustable rate Mortgage Loans, the mortgage interest rate is adjusted annually on each interest rate adjustment date to equal the index plus the gross margin, rounded up or down to the nearest 1/8%, subject to the mortgage interest rate cap. With respect to fixed rate Mortgage Loans, the mortgage note is payable each month in equal monthly installments of principal and interest. With respect to adjustable rate Mortgage Loans, installments of interest are subject to change due to the adjustments to the mortgage interest rate on each interest rate adjustment date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization.

(S)  DEEDS OF TRUST.  In the event the mortgage constitutes a deed of trust, a
     --------------
trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by DLJ to the trustee under the deed of trust, except in connection with a trustee's sale after default by the mortgagor.

(T)  ACCEPTABLE INVESTMENT.  Except as set forth in Customer's underwriting
     ---------------------
criteria, which criteria has been approved by DLJ, Customer has no knowledge of any circumstances or conditions with respect to the mortgage, the mortgaged property, the mortgagor or the mortgagor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan.

(U)  DUE ON SALE.  The Mortgage contains an enforceable provision for the
     -----------
acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the mortgaged property is sold or transferred without the prior written consent of the mortgagee thereunder.

(V)  BUYDOWN PROVISIONS; GRADUATED PAYMENTS OR CONTINGENT INTERESTS.  With
     --------------------------------------------------------------
respect to mortgage loans which contain provisions pursuant to which monthly payments are paid or partially paid with funds deposited in any separate account established by Customer, the mortgagor or anyone on behalf of the mortgagor, which may constitute a "buydown" provision, the amount of each assistance payment shall be the sum necessary to make up the difference between the monthly principal and interest payment required by the terms of the note and the reduced monthly payment, as stated in the buydown certification. However, if for any reason the assistance payments from the escrow funds are not made by the escrow agent as contemplated, it shall be the obligation of the mortgagor to make the monthly payments required by the terms of the note.

With respect to graduated payment mortgage loans, the scheduled annual payment adjustments are sufficient to cover all interest due and to fully amortize the loan in 15 years.

(W)  CONSOLIDATION OF FUTURE ADVANCES.  Any future advances made prior to the
     --------------------------------
date such Mortgage Loan was delivered to Custodian have been consolidated with the outstanding principal amount secured by the mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy or an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence acceptable to DLJ. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.

(X)  MORTGAGED PROPERTY UNDAMAGED.  There is no proceeding pending or threatened
     ----------------------------
for the total or partial condemnation of the mortgaged property. The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to materially affect adversely the value of the mortgaged property as security for the Mortgage Loan or the use for which the premises were intended.

(Y)  COLLECTION PRACTICES; ESCROW DEPOSITS; INTEREST RATE ADJUSTMENTS.  The
     ----------------------------------------------------------------
origination and collection practices used with respect to the Mortgage Loan have been in all respects in accordance with industry custom and practice, and have been in all respects legal and proper. With respect to escrow deposits and escrow payments, all such payments are in the possession of Customer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or escrow payments or other charges or payments due Customer have been capitalized under the Mortgage or the mortgage note. All mortgage interest rate adjustments have been made in strict compliance with state and federal law and the terms of the related mortgage note. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

(Z)  APPRAISAL.  The mortgage file contains an appraisal of the related
     ---------
mortgaged property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by Customer, who had no interest, direct or indirect in the mortgaged property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal satisfies the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.